EXHIBIT 99.1


                             JOINT FILING AGREEMENT


         The undersigned agree that the Schedule 13D filed on or about March 6, 2002 and any amendments thereto with respect to beneficial ownership by the undersigned of shares of the Common Stock, par value $0.001 per share, of E-Loan, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

Dated:  March 6, 2002

                            The Charles Schwab Corporation



                        By: /s/R. SCOTT MCMILLEN
                            ____________________________
                            R. Scott McMillen
                            Assistant Corporate Secretary



                            Charles Schwab & Co., Inc.



                        By: /s/R. SCOTT MCMILLEN
                            ____________________________
                            R. Scott McMillen
                            Assistant Corporate Secretary